ServiceSource Reports Second Quarter 2016 Financial Results

Delivers year-over-year revenue growth
Record number of client wins, including three new logos
Sixth consecutive quarter of expanding gross margins, year-over-year

SAN FRANCISCO, August 8, 2016 - ServiceSource® (Nasdaq: SREV), the global leader in customer success and revenue lifecycle management solutions, today announced financial results for the second quarter ended June 30, 2016.

“ServiceSource delivered strong results in the second quarter. Our global team is accelerating performance ahead of plan, resulting in the first quarter of year-over-year revenue growth in more than two years. Our people, process, and technology investments in our Revenue-as-a-Service platform are allowing us to convert opportunities for our clients more effectively and efficiently. This led to revenue, gross margin and EBITDA results that outperformed the upwardly revised guidance provided on June 9, 2016,” said Christopher M. Carrington, CEO of ServiceSource. “In addition to our strong financial performance, we saw sustained progress and positive momentum across all areas of our business. Our sales team closed 25 transactions in the quarter, an all-time record for ServiceSource, which included three new logo wins. Our client relationships continue to strengthen, resulting in business expansions across all five of our target verticals. Lastly, our value proposition is resonating more strongly in the marketplace, positioning ServiceSource as a mission-critical partner for companies looking to succeed in the emerging outcomes-based economy.”

GAAP revenue was $62.0 million in the second quarter, representing a 0.6% increase from the $61.6 million delivered in same the period in the prior year. Non-GAAP revenue was $62.0 million, reflecting a 0.4% increase from the same period in the prior year.

For the second quarter of fiscal year 2016, GAAP net loss in the quarter was $5.2 million, or $0.06 per share, compared with GAAP net loss of $13.5 million, or $0.16 per share, for the same period last year. Non-GAAP net income in the quarter was $1.1 million compared with Non-GAAP net loss of $1.7 million for the same period last year. Non-GAAP net income was $0.01 per basic and diluted share, compared with non-GAAP net loss of $0.02 per basic and diluted share for the same period last year. Adjusted EBITDA was $2.9 million, compared with a loss of $0.2 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call
ServiceSource will discuss its second quarter 2016 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 47540801. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at

http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; our technology; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; the ability to integrate our SaaS technologies with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; the potential effect of mergers and acquisitions on our customer base; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to achieve our expected benefits from international expansion; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ: SREV) provides the world's leading B2B companies with expert, technology-enabled solutions and best-practice processes proven to grow and retain revenue from existing customers. With a holistic approach to the entire revenue lifecycle, ServiceSource solutions help companies drive customer adoption, expansion and renewal. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built Revenue Lifecycle Management technology platform. For more information, go to http://www.servicesource.com.

Connect with ServiceSource:
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http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Net revenue	$61,969	$61,613	$121,719	$127,810
Cost of revenue (1)	40,344	42,692	81,778	88,507
Gross profit	21,625	18,921	39,941	39,303
Operating expenses:
Sales and marketing (1)	11,326	10,165	21,779	21,000
Research and development (1)	2,016	4,646	4,180	9,468
General and administrative (1)	11,552	10,701	23,595	22,866
Restructuring and other	—	2,988	—	3,739
Total operating expenses	24,894	28,500	49,554	57,073
Loss from operations	(3,269)	(9,579)	(9,613)	(17,770)
Interest expense and other, net	(1,700)	(2,739)	(3,209)	(4,584)
Loss before income taxes	(4,969)	(12,318)	(12,822)	(22,354)
Income tax provision	249	1,134	1,537	1,313
Net loss	$(5,218)	$(13,452)	$(14,359)	$(23,667)
Net loss per share, basic and diluted	$(0.06)	$(0.16)	$(0.17)	$(0.28)
Weighted average common shares outstanding, basic and diluted	85,413	85,072	85,747	84,665

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Cost of revenue	$379	$659	$847	$1,495
Sales and marketing	726	716	1,588	1,647
Research and development	144	444	341	991
General and administrative	1,087	1,158	2,419	3,411
Total stock-based compensation	$2,336	$2,977	$5,195	$7,544

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$55,296	$72,334
Short-term investments	138,746	136,378
Accounts receivable, net	54,561	56,563
Deferred income taxes	97	97
Prepaid expenses and other	7,242	8,167
Total current assets	255,942	273,539
Property and equipment, net	34,340	25,903
Deferred income taxes, net of current portion	169	1,759
Goodwill and intangibles, net	8,688	9,444
Other assets, net	7,677	6,919
Total assets	$306,816	$317,564

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,310	$1,067
Accrued taxes	896	1,112
Accrued compensation and benefits	22,467	22,116
Deferred revenue	5,480	5,770
Accrued expenses	5,818	4,716
Other current liabilities	2,559	2,327
Total current liabilities	39,530	37,108
Obligations under capital leases, net of current portion	153	198
Convertible notes, net	130,299	126,051
Other long-term liabilities	6,409	6,232
Total liabilities	176,391	169,589
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	328,916	331,922
Accumulated deficit	(198,296)	(183,941)
Accumulated other comprehensive income	238	427
Total stockholders’ equity	130,425	147,975
Total liabilities and stockholders’ equity	$306,816	$317,564

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six months ended
	June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(14,359)	$(23,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,564	6,783
Amortization of debt discount and issuance costs	4,247	3,903
Accretion of premium on short-term investments and other	554	(497)
Deferred income taxes	855	1,070
Stock-based compensation	5,195	7,544
Restructuring and other	—	3,450
Changes in operating assets and liabilities:
Accounts receivable, net	2,287	11,754
Deferred revenue	(303)	338
Prepaid expenses and other	61	(852)
Accounts payable	766	(2,064)
Accrued taxes	(231)	(555)
Accrued compensation and benefits	317	(1,570)
Accrued expense	1,031	(2,448)
Other liabilities	336	125
Net cash provided by operating activities	8,320	3,314
Cash flows from investing activities
Acquisition of property and equipment	(14,316)	(5,114)
Restricted cash	—	(1,244)
Purchases of short-term investments	(55,133)	(51,074)
Sales of short-term investments	53,361	40,194
Maturities of short-term investments	350	290
Net cash used in investing activities	(15,738)	(16,948)
Cash flows from financing activities
Repayment on capital lease obligations	(103)	(91)
Repurchase of common stock	(8,921)	—
Proceeds from common stock issuances	739	944
Net cash (used in) provided by financing activities	(8,285)	853
Net decrease in cash and cash equivalents	(15,703)	(12,781)
Effect of exchange rate changes on cash and cash equivalents	(1,335)	444
Cash and cash equivalents at beginning of period	72,334	90,382
Cash and cash equivalents at end of period	$55,296	$78,045

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, restructuring related costs, non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, restructuring related costs and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2016	2015	2016	2015
Net Revenue
GAAP net revenue		$61,969	$61,613	$121,719	$127,810
Adjustments to revenue	(A)	—	84	—	194
Non-GAAP net revenue		$61,969	$61,697	$121,719	$128,004

Gross Profit
GAAP gross profit		$21,625	$18,921	$39,941	$39,303
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	84	—	194
Stock-based compensation	(B)	379	659	847	1,495
Amortization of internally-developed software	(C)	1,598	1,016	3,173	2,021
Amortization of purchased intangible assets	(D)	247	247	494	494
Non-GAAP gross profit		$23,849	$20,927	$44,455	$43,507

Gross Profit %
GAAP gross profit		35%	31%	33%	31%
Non-GAAP adjustments:
Adjustments to revenue	(A)	—%	—%	—%	—%
Stock-based compensation	(B)	1%	1%	1%	1%
Amortization of internally-developed software	(C)	3%	2%	3%	2%
Amortization of purchased intangible assets	(D)	—%	—%	—%	—%
Non-GAAP gross profit		38%	34%	37%	34%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$24,894	$28,500	$49,554	$57,073
Stock-based compensation	(B)	(1,957)	(2,318)	(4,348)	(6,049)
Amortization of internally-developed software	(C)	(143)	(84)	(255)	(168)
Amortization of purchased intangible assets	(D)	(131)	(131)	(263)	(263)
Restructuring and other	(F)	—	(2,988)	—	(3,739)
Non-GAAP operating expenses		$22,663	$22,979	$44,688	$46,854

Net loss
GAAP net loss		$(5,218)	$(13,452)	$(14,359)	$(23,667)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	84	—	194
Stock-based compensation	(B)	2,336	2,977	5,195	7,544
Amortization of internally-developed software	(C)	1,741	1,100	3,428	2,189
Amortization of purchased intangible assets	(D)	378	378	756	756
Restructuring and other	(E)	—	2,988	—	3,739
Non-cash interest expense	(F)	2,144	1,989	4,247	3,913
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(G)	(295)	2,210	1,323	2,830
Non-GAAP net income (loss)		$1,086	$(1,726)	$590	$(2,502)

Diluted Net Loss Per Share
GAAP net loss per share		$(0.06)	$(0.16)	$(0.17)	$(0.28)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	—	—	—
Stock-based compensation	(B)	0.03	0.03	0.06	0.09
Amortization of internally-developed software	(C)	0.02	0.01	0.04	0.03
Amortization of purchased intangible assets	(D)	—	—	0.01	0.01
Restructuring and other	(E)	—	0.04	—	0.04
Non-cash interest expense	(F)	0.03	0.02	0.05	0.05
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(G)	—	0.03	0.02	0.03
Non-GAAP diluted net income (loss) per share		$0.01	$(0.02)	$0.01	$(0.03)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		85,413	85,072	85,747	84,665

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Adjustments to revenue. Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.1 million and $0.2 million of revenue was not recognized for the three and six months ended June 30, 2015, respectively. At June 30, 2016 we have fully realized the impact of this adjustment in our non-GAAP net revenue presentation.
(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(E) Restructuring and other expense. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of employees' severance payments, related employee benefits, stock-based compensation related to accelerated vesting of certain equity awards and charges related to cancellation of contracts. These are one-time in nature costs that are not indicative of our core operating performance.
(F) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(G) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F and G noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net loss	$(5,218)	$(13,452)	$(14,359)	$(23,667)
Income tax provision	249	1,134	1,537	1,313
Interest expense and other, net	1,700	2,739	3,209	4,584
Depreciation and amortization	3,827	3,300	7,564	6,800
EBITDA	558	(6,279)	(2,049)	(10,970)
Stock-based compensation	2,336	2,977	5,195	7,544
Adjustments to revenue	—	84	—	194
Restructuring and other	—	2,988	—	3,739
Adjusted EBITDA	$2,894	$(230)	$3,146	$507

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com